Exhibit 10.26

Proposal

Organovo

Leeloo - Stage 1.4

Manufacture and Supply of 3D BioPrinters

[*******]

Our Ref: OT17860:40790d1 ZLC:csd

Issue D

2 March 2011

WEST\229688639.1

EXECUTIVE SUMMARY

Organovo is developing a 3D Bio-printer as part of their groundbreaking process to produce tissue engineered constructs for tissue repair and organ replacement.

Organovo created a proof of principle (POP) printer prototype that they have used to successfully demonstrate the organ-building concept. They then employed Invetech to develop a more mature Bio-printer to further demonstrate and advance the 3D Bio-printer core technology. Organovo now wish to place additional Bio-printers at partner research laboratory sites to provide them with printing capability and to enable more rapid maturation of the tissue engineering process and technology.

Organovo and Invetech have highlighted some improvements, which were identified during operation of the first Bio-printer, and will undertake these improvements in conjunction with the Invetech Biomedical Instruments and Development group (BID).

This Proposal for Stage 1.4 covers the development program to refine the Bio-printer design and the manufacture and supply of four (4) or six (6) additional Bio Printers to Organovo. It is expected that the outputs of the design activities, including any updates from Organovo, will not impact material cost or build complexity. Also included is an Establishment activity required to set up manufacturing in our ISO 9001 facility and provide the documented outputs for future manufacturing of Bio-printers.

Assuming commencement of first order on or before 7 March 2011, we anticipate completion of the first two BioPrinters by 15 July 2011, the second two BioPrinters by 12 August 2011 and the remaining two BioPrinters by 14 October 2011. The total budget for Stage 1.4 (inclusive of fees, materials, assembly and testing) is AUD [*******] for the 6 BioPrinter program or AUD [*******] for the 4 BioPrinter program.

1.	INTRODUCTION

1.1	Bio-Printer System Description

The system is comprised of two major components: the Bio-printer, and the control PC. The BioPrinter is designed to operate inside a BSC (bio-safety cabinet), while the control PC sits outside of the clean environment. All further references to the “Bio-printer” in this document refer to the combined PC and robotics system.

[*******]

Figure 2 – BioPrinter Robotics and Functional Sub-systems

1.2	Key Manufacturing Issues to be Addressed

Key issues to be addressed in stage 1.4 are:

1. Accurate alignment of design documentation with the January 2011 BioPrinter configuration and implementation of key improvements.

2. Provide effective transition from development activities into manufacturing whilst keeping to the agreed schedule

3. To provide a fast introduction of the BioPrinters to structured ISO 9001 manufacturing

1.3	Proposed Development Approach

During Stage 1.1, Invetech focused on the design and supply of an initial BioPrinter to allow Organovo to demonstrate the core printer technology in a more automated format.

During Stage 1.2, Invetech focused on key software improvements.

During Stage 1.3, Invetech completed some loom design improvements.

During Stage 1.4, Invetech will focus on updating the hardware design to match the BioPrinter produced in Stage 1.1 including the loom design updates from Stage 1.3. Invetech will then replicate the BioPrinters based on the updated, agreed configuration.

Further development stages will be undertaken dependant upon the progress of the BioPrinter development program and Organovo’s market strategy for the development of the system for manufacture.

1.4	Custom Bio-printer Configurations

Organovo has advised the possibility of Bio-printer customization based on the individual laboratory requirements of customers. Invetech will manage these changes, on a case by case basis, using the CCR (Client Change Request) system to accommodate variations in instrument configuration and expenditure.

This proposal outlines the materials and fee costs for a “base configuration” as agreed at completion of the enclosed development activities. Any deviations from this will be covered by a separate CCR for each unit and will detail the following:

•	Any investigation/development effort required to action the changes

•	Any procurement/material cost deviations to add/remove components

•	Any implementation costs associated with assembly or testing.

Each CCR is allocated a unique document number and is revision controlled. Invetech will respond to each CCR with an estimate of the fees and expenses required to incorporate the deviations. The final version is to be approved by Organovo prior to commencement of the proposed activities.

2.	THE PROPOSED PROGRAM

2.1	Stage Objectives

The objectives of this Stage 1.4 program is to provide Organovo, Inc with

•	An updated Bio-printer configuration from Stage 1.1 which incorporates the requested design updates listed in section 2.2

•	Establish basic procedures to build additional Bio-Printers for future small volume manufacturing

•	An additional four (4) or six (6) upgraded Bio-Printers for sale or lease to partner research laboratories

* Note:    This Stage 1.4 covers BioPrinter refinement and build activities only. The development or manufacturing process followed will not be in accordance with ISO 13485 or FDA and QSR requirements.

2.2	Program of Work

To achieve our objective(s), Invetech will carry out the following tasks in this assignment:

A.	[*******]

B.

Manufacturing Preparation

On authorization of Stage 1.4, hold a start-up meeting with key members of the Organovo team via teleconference (supported by WebEx for document exchange and review).

The meeting will acquaint the Organovo and Invetech manufacturing teams, and review the proposed program of work, key schedule milestones and any critical inputs required from Organovo.

Review the Bill of Materials, Test Procedures and other data-pack outputs and confirm any manufacturing or testing updates required for the BioPrinter replication. Generate and review an Updated Bill of Materials as the basis for the BioPrinter replication.

Generate Draft Assembly Instructions to assist manufacture both for this activity and for possible future manufacturing proposals. The Draft Assembly Instructions will be a combination of written instructions, exported CAD images, photographs and hand written comments to provide minimum level of instruction required for both this and future build activities.

The assembly documentation will be based on the most recently available CAD package outputs.

Generate a Pre-Shipment Qualification Test Plan, that defines final product release criteria, based on the previously agreed and documented LeeLoo outputs:

•   1055_A3_Test Bed Design Description.doc

•   1099_A1_Test Bed Commissioning Overview.doc

•   1056_C1_Test Bed Design Features.xls

Note:    Invetech has based the current pre-shipment test and qualification on the current BioPrinter procedures. If the updated procedures vary significantly from the current practice then additional budget will be required.

Setup predefined laboratory and build area for assembly, testing and quarantine of build components. Acquire Transparent Displacement Sensor and Amplifier equipment in readiness for capillary calibration.

C.	[*******]

D.

Build, Test and Pack Bio-Printers

Procure and manufacture the wiring harnesses for the BioPrinter build based on the previous design update activities. The outputs of these activities from proposal OT17941_40759b1 have been reviewed by Invetech and are acceptable for use in this proposed replication activity.

Assemble the OEM and custom components to build the first BioPrinter according to the assembly documentation above. Conduct power-up, alignment and functional testing according to the agreed test documentation. Confirm the function of the BioPrinter meets all acceptance criteria specified in the test procedures and update any process documentation as necessary.

Assemble and test the remaining BioPrinters according to the revised assembly and test documentation. Software release from Stage 1.2 (revision 0.1.4) to be used for this BioPrinter build program.

Generate a Pre-Shipment Qualification Test Report for each unit prior to release for shipping to Organovo. This will include an Equipment Safety review and signoff for each BioPrinter.

Ensure all records of test documents are approved and packaged with BioPrinters.

Pack and ship the BioPrinters to Organovo’s San Diego facility (or Organovo nominated site).

Note:    Freight allocation (AUD$1,100 per Bio Printer of two cases) is included based on shipping all units together DDU to San Diego. Detailed air-freight costs (including insurance but not customs duties) are pending formal quotes and will be based on using Organovo supplied custom shipping cases (2 cases required per BioPrinter system). Any costs beyond the current allocation will be covered in an extension to this Proposal. The shipping crates are rigid, reusable containers however a shipping test has not been included.

Update the design documentation (Draft Assembly Instructions, Test Procedures and Bill of Materials) during the manufacturing process to ensure a refined production process.

E.

Manage Manufacturing Activities

Manage the Invetech team to achieve manufacturing objectives; monitoring budget and schedule to targets.

Maintain effective communications between Invetech and Organovo by way of Fortnightly Teleconferences and Weekly Progress Reports. Update Invetech Test Track and Organovo with defects and issues arising during BioPrinter build and testing and to capture new design ideas for future BioPrinter revisions.

Provide an updated Bill of Materials (BOM) and BioPrinter replication estimate for future BioPrinter manufacturing.

Note:    If the stage schedule is delayed due to unforeseen circumstances beyond the planned end date, progress meetings may be delayed in an effort to help manage development costs.

Prepare an End-of-stage Acceptance Plan for sign-off on stage completion and work with your team to prepare the next stage Proposal (eg for additional BioPrinter replication, if required). The End of Stage Acceptance Plan will include a FAT (factory acceptance test) and its sign off approval from Organovo staff at the Invetech site for the first BioPrinter. The agreed FAT effort required will be representative of the effort required to complete the testing currently planned and described in 99_A1_Test Bed Commissioning Overview.doc as outlined in section 2.2.B. Note: Travel and expenses for Organovo staff to visit Invetech will be at Organovo’s expense.

2.3	Invetech Outputs

Invetech will generate the following outputs from our Stage 1.4 Program of Work:

1. 2.

Updated Design Management Documents

a)      Technical Review Minutes

b)      Updated Bill of Materials

c)      [*******]

d)      Draft Assembly Instructions

e)      Test Procedures

f)      Pre-Shipment Qualification Test Plan

g)      Pre-Shipment Qualification Test Report

h)      Electrical Safety Review Report

3. 4.	Hardware Outputs a) Four (4) or Six (6) BioPrinters including PC and cabling. b) Transparent Displacement Sensor and Amplifier for calibration (to be retained at Invetech for future orders)

5. 6. 7.

Program Management Documents

Updates of program control documents and outputs, as these are refined:

a)      Teleconference Meeting Minutes

b)      Progress Reports

c)      End-of-stage Acceptance Plan and Proposal for next stage

2.4	Organovo Inputs

The following Organovo inputs will assist Invetech with the above Program of Work.

A.

Preparation

To ensure that the System meets requirements and addresses the real market needs, Organovo will need to provide Invetech with any updates of:

i)       Bill of materials resulting from design updates in design stage, from both Organovo and Invetech activities

ii)     Updated test procedures based on latest Organovo refinements (including new Capillary Calibration procedure)

iii)    Preferred locations for robot opto sensor placement

iv)    Updated Temperature Controller and Calibration Sensor Configuration files (if required for pre-shipment testing)

B.	[*******]

C.

Intellectual Property Assessment

As part of this System manufacturing program Organovo will periodically review System intellectual property issues with Invetech and work with Organovo patent attorneys to:

i)       identify and advise Invetech of patents that may constrain System design concepts

ii)     identify potential infringement risks

iii)    take any steps deemed appropriate to protect new intellectual property that may be generated as part of this assignment.

3.	BUDGET AND TIMESCALE

3.1	Option A: Budget Allocation for 4 BioPrinter Program

The budget allocation for design updates and manufacturing preparation activities and the supply of four (4) Bio-Printers to Organovo.

Design Update Activities
Development Activities (Fees and Materials)	AUD	[*******]
Manufacturing Preparation and Management
Manufacturing Preparation (Fees)	AUD	[*******]
Materials and Expenses (Manufacturing Preparation)	AUD	[*******]
Planning and Project Management	AUD	[*******]
Build and Test 4 Bio-Printers
Part Procurement and Qualification (Fees)	AUD	[*******]
Materials and Expenses (4 units)	AUD	[*******]
Assembly, Testing and Packing	AUD	[*******]
Management Reserve	AUD	[*******]

Total costs	AUD	[*******]

•	Total cost per Bio-Printer (excluding design update activities) is AUD [*******]

Notes

•	Expenditures in the above table are inclusive of fees, materials and expenses.

•	As development work progresses, actual expenditures may be varied from the above allocations, within total budget constraints.

3.2	Option B: Budget Allocation for 6 BioPrinter Program

The budget allocation for design updates and manufacturing preparation activities and the supply of six (6) Bio-Printers to Organovo.

Design Update Activities
Development Activities (Fees and Materials)	AUD	[*******]
Manufacturing Preparation and Management
Manufacturing Preparation (Fees)	AUD	[*******]
Materials and Expenses (Manufacturing Preparation)	AUD	[*******]
Planning and Project Management	AUD	[*******]
Build and Test 6 Bio-Printers
Part Procurement and Qualification (Fees)	AUD	[*******]
Materials and Expenses (6 units)	AUD	[*******]
Assembly, Testing and Packing	AUD	[*******]
Management Reserve	AUD	[*******]

Total costs	AUD	[*******]

Total cost per Bio-Printer (excluding design update activities) is AUD [*******]

Notes

•	Expenditures in the above table are inclusive of fees, materials and expenses.

•	As development work progresses, actual expenditures may be varied from the above allocations, within total budget constraints.

3.3	Timescale

The procurement and manufacturing team is currently available to commence work now. To ensure timely delivery of the BioPrinters upon proposal authorization, it is recommended the longer lead-time items (OEM Axes, PC) purchasing is commenced as soon as possible.

Assuming receipt of Organovo’s Authorization to commence work on or before 7 March 2011, we estimate that completion of the first two BioPrinters by 15 July 2011, the next two by 12 August 2011, and the remaining two Bio-Printers by 14 October 2011. These dates are based on previous investigation by Invetech and Organovo on the difficult to source components. We have assumed procurement of these long-lead items (eg Danaher rails) do not impact the above schedule and Invetech will remain committed to meeting the expected schedule.

The estimated lead-time for future bio-printer orders is at least 26 weeks and is based on previously quoted delivery schedules for the key long lead items (eg. stepper cards, Danaher motion axes and thermo cooler).

3.4	Invoicing Schedule

For Stage 1.4 of the program, Invetech will invoice Organovo on the following payment schedule.

3.4.1	Invoice Schedule for 4 BioPrinter Program

Invoice Reference	Amount (AUD)	Invoice Date
1.3.1 Authorization received	[*******]	7 March 2011 (indicative	)

1.3.2 Progress Payment	[*******]	8 April 2011

1.3.3 BioPrinters 1-2 Complete	[*******]	15 July 2011

1.3.4 BioPrinters 3-4 Complete	[*******]	12 August 2011

Total	AUD [*******]

3.4.2	Invoice Schedule for 6 BioPrinter Program

Invoice Reference	Amount (AUD)	Invoice Date
1.3.1 Authorization received	[*******]	7 March 2011 (indicative	)

1.3.2 Progress Payment	[*******]	8 April 2011

1.3.3 BioPrinters 1-2 Complete	[*******]	15 July 2011

1.3.4 BioPrinters 3-4 Complete	[*******]	12 August 2011

1.3.5 BioPrinters 5-6 Complete	[*******]	14 October 2011

Total	AUD [*******]

3.5	Shipping Schedule

3.5.1	Shipping Schedule for 4 BioPrinter Program

The following table is the expected shipping schedule for the 4 BioPrinter Program

Instrument Number	Indicative Shipment Date
Bio-Printers 1 and 2 Bio-Printers 3 and 4	15 July 2011 12 August 2011

3.5.2	Shipping Schedule for 6 BioPrinter Program

The following table is the expected shipping schedule for the 6 BioPrinter Program

Instrument Number	Indicative Shipment Date
Bio-Printers 1 and 2 Bio-Printers 3 and 4 Bio-Printers 5 and 6	15 July 2011 12 August 2011 14 October 2011

3.6	Budget, Timescale and Invoicing Notes

a) The first scheduled payment will be invoiced on, and is payable by Organovo immediately upon, receipt of Organovo authorization and is subject to the Terms of Business appended.

b) The last invoice will only be due for payment following Organovo sign-off on Stage 1.4 completion (as defined in the mutually agreed End-of-stage Acceptance Plan), the date of sign-off on Stage completion being the Termination Date.

c) The total budget for the Program of Work defined in Section 3.1 is firm to within plus 10%. If additional effort and expense (within this plus 10% limit) is required to complete this work, then Invetech will seek your written approval prior to invoicing.

d) If additional Budget (under Section 3.1) is required due to changes in Objectives (Section 2.1), Program of Work (Section 2.2), Outputs (Section 0) or Client Inputs (Section 2.4), then Invetech will document this in an extension Proposal. Budget (and associated invoicing) will only be increased following Organovo authorization of this extension Proposal.

e) The above budget includes allowance for materials and expenses (including but not limited to Bio-Printer, prototypes, software and hardware purchases, production aids and equipment, communication, travel and subsistence, and general disbursements) with an 18 per cent handling and profit mark-up.

f) Details of any Invetech expenditure on production tooling, production assembly aids and production testers will be mutually agreed upon with you at the appropriate time. Such decisions will be based on optimizing the balance between capital cost, part/assembly cost, lead time and aesthetic parameters, and thus Invetech cannot necessarily guarantee the 10% limit, as defined in (c) above, on these items.

g) With the exception of the first schedule payment, invoices are due for payment within 30 days of date of invoice, in accordance with the attached Terms of Business.

h) The above estimate remains valid for 45 days from the date of this document, after which time we reserve the right to revise our offer.

Please refer to APPENDIX A - SUPPORTING NOTES for additional budget, timescale and invoicing notes.

4.	TERMS OF BUSINESS

The Terms of Business applicable to this assignment, including notes on budget, timescale and invoicing, are as previously defined and agreed in Proposal OT17366, Issue E, of 5 May 2009.

5.	ASSIGNMENT AUTHORIZATION

To authorize the commencement of the proposed assignment, please complete, sign and return the attached “Proposal Authorization” form.

The above invoicing schedule for Stage 1.4 will be followed on your authorization of this Proposal.

[*******] Program Manager	[*******] Director Contract Manufacturing

This Proposal has been composed specifically in response to a request from Organovo. It remains the property of Invetech Pry Ltd (ABN 45 004 301 839) until such time as a formal contract for a project is finalized. The contents may not meanwhile be disclosed by Organovo to any third party, nor may any original concepts devised by Invetech Pty Ltd (ABN 45 004 301 839) for inclusion therein be meanwhile commercially exploited by Organovo.

PROPOSAL AUTHORIZATION FORM

[*******]

Invetech Pty Ltd

ABN 45 004 301 839

495 Blackburn Road

Mt Waverley Victoria

Australia 3149

Telephone:	61 3 9211 7700
Facsimile:	61 3 9211 7701
Facsimile:	61 3 9211 7702

Re:	Leeloo - Stage 1.4
Manufacture and Supply of 3D BioPrinters

We have read your Proposal OT17860:40790d1 ZLC:csd dated 2 March 2011 and the Terms of Business referred to in Section 4.

We hereby accept your Proposal for (please select):

☐	Four (4) BioPrinter design updates and replication (AUD [*******])

☐	Six (6) BioPrinter design updates and replication (AUD [*******])

We hereby authorize you to proceed with the assignment described in this Proposal, and we agree to be bound by the Terms of Business referred to in Section 4.

Signed: /s/ Keith Murphy

Title: Chief Executive Officer

Company:
Organovo

Date: March 3, 2011

APPENDIX A - SUPPORTING NOTES

[*******]